UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 15, 2008

House of Taylor Jewelry, Inc.

(Exact name of Registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	0-25377 (Commission File Number)	33-0805583 (IRS employer identification no.)
9200 Sunset Blvd. Suite 425 West Hollywood, California	90069
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:	(310) 860-2660

 (Registrant’s former name or former address, if changed since last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02. Non-Reliance on Previously Issued Financial Statements and Related Audit Report

In its Form 12b-25 filed with the Securities and Exchange Commission on April 1, 2007, House of Taylor Jewelry, Inc. reported that it was delaying the filing of its Annual Report on Form 10-KSB for the year ended December 31, 2007 and could not be filed without unreasonable effort or expense within the prescribed time period because management requires additional time to compile and verify the data required to be included in the report.

The audit committee of the board of directors of House of Taylor Jewelry, Inc., upon the recommendation of management following a series of discussions with our independent accountants, is reviewing whether certain adjustments are required to previously issued audited financial statements.

Although we intend to file an Annual Report on Form 10-KSB for the year ended December 31, 2007 as soon as practicable, we have not yet concluded our analysis of these issues and reviewed the final changes with our Audit Committee, our current auditors and our prior auditors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 15, 2008	House of Taylor Jewelry, Inc.
/s/ Bob Rankin
Bob Rankin, Chief Financial and Operating Officer

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